UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2021

OCULAR THERAPEUTIX, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-36554	20-5560161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Crosby Drive

Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 357-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	OCUL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 9, 2021, Ocular Therapeutix, Inc., a Delaware corporation (the “Company”), entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC, as agent (“Jefferies”), pursuant to which the Company may offer and sell shares of its common stock, $0.0001 par value per share, having an aggregate offering price of up to $100.0 million (the “Shares”) from time to time through Jefferies (the “Offering”). The Company has also filed a prospectus supplement with the Securities and Exchange Commission (the “SEC”) in connection with the Offering (the “Prospectus Supplement”) under the Company’s existing automatic shelf Registration Statement on Form S-3 (File No. 333-251327), which became effective on December 14, 2020 (the “Registration Statement”).

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Jefferies may sell the Shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The Nasdaq Global Market (“Nasdaq”), the existing trading market for the Company’s common stock.

The Company or Jefferies may suspend or terminate the offering of Shares upon notice to the other party, subject to certain conditions. Jefferies will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of Nasdaq.

The Company has agreed to pay Jefferies commissions for its services of acting as agent of up to 3.0% of the gross proceeds from the sale of the Shares pursuant to the Sales Agreement. The Company has also agreed to provide Jefferies with customary indemnification and contribution rights.

A copy of the Sales Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Sales Agreement is qualified in its entirety by reference to such exhibit.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The Shares will be sold pursuant to the Registration Statement, and offerings of the Shares will be made only by means of the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 8.01 Other Events

In connection with the entry into the Sales Agreement, on August 9, 2021, the Company and Jefferies mutually terminated their prior Open Market Sale AgreementSM, dated as of April 5, 2019, by and between the Company and Jefferies (the “Prior Open Market Sale Agreement”), in accordance with its terms. The Prior Open Market Sale Agreement provided for the sale of shares of common stock having an aggregate offering price of up to $50.0 million. As of the date of termination, the Company had sold an aggregate of 10,321,840 shares of its common stock under the Prior Open Market Sale Agreement gross proceeds of $48.7 million. The shares of common stock that had been available for sale pursuant to the Prior Open Market Sale Agreement remained unsold at the time of its termination, and the Company cannot make any further sales of its common stock pursuant to the Prior Open Market Sale Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

1.1	Open Market Sale AgreementSM, dated as of August 9, 2021, by and between Ocular Therapeutix, Inc. and Jefferies LLC.
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, dated August 9, 2021.
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULAR THERAPEUTIX, INC.

Date: August 9, 2021	By:	/s/ Donald Notman
Donald Notman
Chief Financial Officer